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                                                                    Exhibit 17.5




                                      March 21, 1996


Northstar Health Services, Inc.
c/o Mr. Thomas W. Zaucha
Foster Plaza 9
750 Holiday Drive
Pittsburgh, PA 15220

Gentlemen:

            Effective immediately, I resign as a Director of Northstar Health Services, Inc.

                                                     Very truly yours,

                                                     /s/ Mark A. Desimone

                                                     Mark A. Desimone